                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
[X]  Definitive Proxy Statement              Commission Only (as permitted by
[_]  Definitive Additional Materials         Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Atlantic Tele-Network, Inc.
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               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


 (1) Title of each class of securities to which transaction applies:

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 (3) Per unit price or other underlying value of transaction computed pursuant
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange Act Rule
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previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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

                          ATLANTIC TELE-NETWORK, INC.
                            CHASE FINANCIAL CENTER
                                 P.O. BOX 1730
                     ST. CROIX, U.S. VIRGIN ISLANDS 00821

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 30, 1997

                                                                 April 17, 1997

To the Stockholders of
 Atlantic Tele-Network, Inc.:

  You are cordially invited to attend the Annual Meeting of Stockholders of Atlantic Tele-Network, Inc., a Delaware corporation (the "Company"), which will be held at the Buccaneer Hotel, Beach Meeting Room, St. Croix, U.S. Virgin Islands on Wednesday, April 30, 1997, at 10:00 A.M., for the following purposes:

    1. To elect six directors of the Company to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified;

    2. To act upon a proposal to ratify the selection of Deloitte & Touche as independent public accountants for the Company for the fiscal year ending December 31, 1997; and

    3. To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

  Stockholders of record at the close of business on April 16, 1997 will be entitled to vote at the meeting. During the ten days prior to the meeting, a list of such stockholders will be available for inspection at the offices of The Bank of New York, 101 Barclay Street, New York, New York 10286.

  Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed postage prepaid envelope.

                                          By Order of the Board of Directors

                                          Jeffrey J. Prosser
                                          Secretary

                          ATLANTIC TELE-NETWORK, INC.
                            CHASE FINANCIAL CENTER
                                 P.O. BOX 1730
                     ST. CROIX, U.S. VIRGIN ISLANDS 00821

                                PROXY STATEMENT

  The enclosed proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Stockholders of Atlantic Tele-Network, Inc., a Delaware corporation (the "Company"), to be held on April 30, 1997 at 10:00 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting, or at any adjournment thereof. It may be revoked, by written notice or by furnishing a proxy subsequent in time, at any time prior to its use. All shares represented at the meeting by properly executed proxies will be voted as specified and, unless otherwise specified, will be voted FOR the election of the nominees set forth herein under "Election of Directors" and FOR ratification of the selection of Deloitte & Touche as independent public accountants for the fiscal year ending December 31, 1997.

  Only stockholders of record at the close of business on April 16, 1997 will be entitled to vote at the meeting. On that date, 12,272,500 shares of common stock, par value $.01 per share (the "Common Stock"), were outstanding, each such share of stock having one vote.

  Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast at the meeting. Votes will be tabulated by inspectors of election appointed by the Company's Board of Directors. Except for quorum purposes, abstentions and votes withheld will have no legal effect.

  This Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card are first being mailed to stockholders of the Company on or about April 18, 1997.

  The Company will bear the cost of this solicitation of proxies. Proxies may be solicited by mail, personal interview, telephone and telegraph by directors, officers and employees of the Company and its subsidiaries without receiving additional compensation. Upon request, the Company will also reimburse brokers and others holding stock in their names, or in the names of nominees, for forwarding proxy materials to their principals.

                      SECURITY OWNERSHIP OF 5% OR GREATER

  The following table lists the beneficial ownership of each person or group who, as of March 31, 1997, owned, to the Company's knowledge, more than five percent of the Company's Common Stock:

                 NAME AND ADDRESS                AMOUNT AND NATURE OF  PERCENT OF
                OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP   SECURITY
                -------------------              --------------------  ----------
   Cornelius B. Prior, Jr.......................      3,693,400(1)(2)    30.09%
   Jeffrey J. Prosser...........................      3,067,250(3)       24.99%
   Chancellor L.G.T. Asset Management, Inc......        743,800(4)        6.06%

--------
(1) Includes 300 shares owned by Mr. Prior's children, as to which Mr. Prior disclaims beneficial ownership. Also includes 500 shares owned by Gertrude Prior, Mr. Prior's wife, as to which Mr. Prior disclaims beneficial ownership.
(2) Includes 348,564 shares held by the 1994 Prior Charitable Remainder Trust as to which Mr. Prior is the sole Trustee.
(3) Includes 56,000 shares owned by Mr. Prosser's children, as to which Mr. Prosser disclaims beneficial ownership.
(4) Based on information as of December 31, 1996, contained in a Schedule 13G Statement filed with the Securities and Exchange Commission.

I.ELECTION OF DIRECTORS

  Six directors are to be elected at the meeting to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified. It is the intention of the persons named in the accompanying proxy to vote FOR the election of the nominees listed below, all of whom are currently members of your Board of Directors. It is not expected that any of the nominees will become unavailable for election as a director, but, if any nominee should become unavailable prior to the meeting, proxies will be voted for such persons as the Company's Board of Directors shall recommend.

  The nominees, and certain information supplied by them to the Company, are as follows:

  NOMINEES TO THE BOARD OF DIRECTORS:

    Cornelius B. Prior, Jr.
    Jeffrey J. Prosser
    John P. Raynor
    Andrew F. Lane
    Robert A.R. Maclennan
    Sir Shridath S. Ramphal

  Pursuant to a Stockholders Agreement among Mr. Prosser, Mr. Prior and the Company (which was terminated in February, 1997 and is no longer in effect), Mr. Raynor and Sir Shridath Ramphal were originally nominated to serve on the Board of Directors by Mr. Prosser, and Messrs. Lane and Maclennan were originally nominated to serve on the Board of Directors by Mr. Prior. All of the nominees have been unanimously approved by the Board of Directors.

  CORNELIUS B. PRIOR, JR., 63, has been Co-Chief Executive Officer and President of the Company since June 1987, when the Company acquired the Virgin Islands Telephone Corporation, a wholly-owned subsidiary of the Company ("Vitelco"). He was Chairman of the Board of Vitelco from June 1987 to March 1997 and became Chairman of the Board of Guyana Telephone and Telegraph Company Limited, a subsidiary of the Company, which is owned 80% by the Company and 20% by the Government of Guyana ("GT&T"), in April 1997. From 1980 until June 1987, Mr. Prior was a managing director and stockholder of Kidder, Peabody & Co. Incorporated, where he directed the Telecommunications Finance Group.

  JEFFREY J. PROSSER, 40, has been Chairman of the Board, Co-Chief Executive Officer and Secretary of the Company since June 1987. He was the Chairman of the Board of GT&T from January 1991 to April 1997 and was President of Vitelco from June 1987 through February 1992. He became Chairman of the Board of Vitelco in April 1997. From 1980 until 1987, Mr. Prosser was a managing shareholder of Prosser & Prosser, P.C. ("Prosser & Prosser"), an accounting firm.

  JOHN P. RAYNOR, 46, has been a director of the Company since June 1987. From March 1, 1982 to March 31, 1987, Mr. Raynor was a partner of Schumacher & Gilroy, a law firm located in Omaha, Nebraska. Since April 1, 1987, Mr. Raynor has been a partner of Raynor, Rensch & Pfeiffer (or its predecessors), a law firm located in Omaha, Nebraska.

  ANDREW F. LANE, 62, has been a director of the Company since February 1, 1992. Mr. Lane has practiced law in Boston, Massachusetts for more than the past five years and was a partner in the law firm of Warner and Stackpole from 1991 to May 1996.

  ROBERT A.R. MACLENNAN, 60, has been a director of the Company since February 1, 1992. He has been a member of the British Parliament since 1966. Mr. Maclennan is the President of the Liberal Democrat party and the party's spokesman in the House of Commons on the National Heritage, Art, Broadcasting and the Constitution. From 1981 through 1989, he was European counsel to the New York law firm, Proskauer, Rose, Goetz & Mendelsohn.

  SIR SHRIDATH S. RAMPHAL, 68, has been a director of the Company since February 1, 1992. An international consultant, he has been chancellor of the University of Warwick (United Kingdom) and chancellor of the University of the West Indies since 1989. He is also currently co-chairman of the international commission on Global Governance and chairman of the Leadership for Environmental and Developmental (LEAD) Programs. He was president of the International Union for the Conservation of Nature from December 1990 to January 1994, chairman of the West Indian Commission from July 1990 to February 1993, and chancellor of the University of Guyana from 1988 to 1992. He was secretary-general of the British Commonwealth from 1975 to 1990. A native of Guyana, Sir Shridath served as Guyana's attorney general and minister of Foreign Affairs from 1965 to 1975.

ADDITIONAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

  During 1996, there was one meeting of the Board of Directors. All directors of the Company attended that meeting.

  Mr. Andrew Lane, Sir Shridath Ramphal and Mr. John Raynor are the current members of the Audit Committee. The Audit Committee held no meetings during 1996, and one Audit Committee meeting has been held thus far in 1997. The primary function of the Audit Committee is to give general advice to the Board of Directors and the officers in matters relating to the audits of the records of account of the Company and its subsidiaries. The Committee reviews the performance and scope of the audit and non-audit services provided by the independent public accountants during the fiscal year.

  The Board does not have a standing compensation or nominating committee or any other committee performing similar functions.

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table shows the beneficial ownership, to the best of the Company's knowledge, of the Company's Common Stock by the directors and executive officers of the Company as of March 31, 1997:


                                                AMOUNT AND NATURE OF PERCENT OF
                       NAME                     BENEFICIAL OWNERSHIP  SECURITY
                       ----                     -------------------- ----------
   Cornelius B. Prior, Jr......................      3,693,400(1)       30.09%
   Jeffrey J. Prosser..........................      3,067,250(2)       24.99%
   Andrew F. Lane..............................            --               0
   Robert A.R. Maclennan.......................            --               0
   Sir Shridath S. Ramphal.....................            --               0
   John P. Raynor..............................            --               0
   James E. Kean...............................            906(3)           *
   James J. Heying.............................         11,057(3)           *
   Craig A. Knock..............................          1,000              *
   Sharon Smalls...............................            453(3)           *
   David L. Sharp..............................          2,454(3)           *
   Thomas R. Minnich...........................            --               0
   All Directors and Executive Officers of the
    Company as a Group (12 Persons)............      6,776,520         55.22%

--------
*  Less than 1%.
(1) Includes 300 shares owned by Mr. Prior's children, as to which Mr. Prior disclaims beneficial ownership, and 348,564 shares held by the 1994 Prior Charitable Remainder Trust of which Mr. Prior is the sole Trustee. Also includes 500 shares owned by Gertrude Prior, Mr. Prior's wife, as to which Mr. Prior disclaims beneficial ownership.
(2) Includes 56,000 shares owned by Mr. Prosser's children, as to which Mr. Prosser disclaims beneficial ownership.
(3) All of the shares owned by Mr. Kean and Ms. Smalls, 937 of the shares owned by Mr. Heying and 554 of the shares owned by Mr. Sharp are allocated to them as participants in the Company's Employees' Stock Ownership Plan.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following Summary Compensation Table sets forth the individual compensation information for the President and Co-Chief Executive Officer, the Chairman of the Board and Co-Chief Executive Officer and the four other most highly compensated executive officers during 1996 for all services rendered in all capacities to the Company and its subsidiaries:

                          SUMMARY COMPENSATION TABLE

                                                   ANNUAL
                                                COMPENSATION
                                               ---------------
                                                                  ALL OTHER
   NAME AND PRINCIPAL POSITION                 SALARY(a) BONUS COMPENSATION(b)
   ---------------------------                 --------- ----- ---------------
   Cornelius B. Prior, Jr.
    President and Co-Chief Executive Of-  1996  250,667             4,750
    ficer                                 1995  250,667             4,620
                                          1994  250,667             4,607
   Jeffrey J. Prosser
    Chairman of the Board and Co-Chief    1996  250,667               --
    Executive                             1995  250,667               --
     Officer                              1994  250,665               --
   Thomas R. Minnich                      1996   195,825              --
    General Manager GT&T                  1995    46,321(c)           --
                                          1994       --               --
   James J. Heying
    Chief Operating Officer and Vice      1996  188,673             4,750
    President                             1995  237,142             4,620
                                          1994  155,672             4,607
   James E. Kean                          1996  174,672             4,750
    Executive Vice President--Operations  1995  186,384             4,620
                                          1994  158,172             4,607
   David L. Sharp                         1996  173,067             4,750
    President of Vitelco                  1995  173,066             4,620
                                          1994  181,521             4,607

--------
(a) Includes salary deferrals under the Company's 401(k) profit sharing plan (the "401(k) Plan").
(b) Consists of Company matching contributions under the 401(k) Plan.
(c) Reflects salary of Mr. Minnich from July 1995, when Mr. Minnich joined the Company, through December 31, 1995.

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Directors, officers and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, during the Company's fiscal year ended December 31, 1996, all Section 16(a) filing requirements as well as all National Association of Securities Dealers Automated Quotation System filing requirements applicable to its directors, officers and ten-percent stockholders have been complied with. Four Form 4s with respect to four transactions involving the disposition of 500,000 shares by Mr. Prosser in 1996 were filed late, and five Form 4s with respect to ten transactions relating to 51,500 shares purchased in 1995 and 1996 by unaffiliated independent investment advisors for the benefit of Mr. Prosser's adult and minor children were recently filed. In making these statements, the Company has relied upon written representations of its directors, officers and ten-percent stockholders and copies of reports they have filed with the SEC.

BENEFIT PLANS

  Defined Benefit Pension Plan and Trust Agreement. The Company has a Defined Benefit Plan and Trust Agreement (the "Pension Plan") which covers all employees of the Company and its subsidiaries, except GT&T, who are not members of a collective bargaining unit and who have attained age 21 and have completed one year of service. Pension costs are borne by the Company and determined annually on an actuarial basis, with contributions made accordingly. Estimated annual benefit levels under the Pension Plan, as of January 1, 1997, based on earnings and years of service at retirement are as follows:

                              PENSION PLAN TABLE

                      YEARS OF SERVICE AT RETIREMENT
                  --------------------------------------
   REMUNERATION     15     20      25      30      35
   ------------   ------ ------- ------- ------- -------
     125,000      32,130  42,840  53,550  64,260  74,970
     150,000      38,880  51,840  64,050  77,760  90,720
     175,000      45,630  60,840  76,050  91,260 106,470
     200,000      52,380  69,840  87,300 104,760 122,220
     225,000      59,130  78,840  98,550 118,260 137,970
     250,000      65,880  87,840 109,800 131,760 153,720
     275,000      72,630  96,840 121,050 145,260 169,470
     300,000      79,380 150,840 132,300 158,760 185,220
     325,000      86,130 114,840 143,550 172,260 200,970
     350,000      92,880 123,840 154,800 185,760 216,720
     375,000      99,630 132,840 166,050 199,260 232,470

--------

  Benefits payable under the Pension Plan are based on the average of a participant's highest five years of annual compensation during the last ten years of employment prior to retirement. The compensation covered by the plan for the named executive officers is generally the amount reported in the "Salary" column of the Summary Compensation Table.

  The basis on which the above benefits are computed is a straight-life annuity and the amounts shown in the table are net of a deduction for Social Security benefits payable and benefits payable under the ITT Plan (as defined below). The benefit levels include additional amounts payable to Messrs. Prior and Prosser, pursuant to employment agreements which provide supplemental annual pension benefits, as described in the following paragraph. The credited years of service under the Pension Plan as of December 31, 1996, are as follows: Messrs. Prior--nine years; Prosser--nine years; Kean--28 years; Heying--six years; Sharp--15 years. Mr. Minnich does not participate in the Pension Plan.

  Prior to June 24, 1987, Vitelco was owned by ITT Corporation ("ITT"). With respect to participants in the Pension Plan who participated in the Retirement Plan for Salaried Employees of ITT (the "ITT Plan") prior to the acquisition of Vitelco by ATN-VI, such participants' credited years of service under the ITT Plan are included in calculating their years of service under the Pension Plan. However, benefits payable to such participant under the Pension Plan are offset by the accrued benefits payable under the terms of the ITT Plan. Messrs. Prior and Prosser are entitled, under employment agreements with ATN-VI in effect from June 1987 to June 1990, to supplemental annual pension benefits equal to the difference between the amount, if any, which they actually receive under the Pension Plan and the amount which they would have received, under the Pension Plan benefit formula currently in effect as described above, had all compensation paid to them by the Company or any of its subsidiaries been considered compensation for purposes of the Pension Plan and, in Mr. Prior's case, had he been an employee covered by the Pension Plan since June 1982. These supplemental pension benefits are fully vested.

BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

  The Board of Directors does not have a Compensation Committee or other committee performing a similar function. The Board of Directors did not review the compensation of executive officers for fiscal year 1996.

COMPENSATION OF DIRECTORS

  Directors who are not officers of the Company are paid an annual fee of $30,000 plus $2,500 for each meeting of the Board of Directors they attend.

CERTAIN TRANSACTIONS

  The law firm of Raynor, Rensch & Pfeiffer has from time to time performed legal services for the Company, for which it has received its customary fees. John P. Raynor, a director of the Company, is a partner in this firm. In 1996, Raynor, Rensch & Pfeiffer was paid $533,000 for such legal services.

  The Company has from time to time consulted with Global Partners regarding possible acquisitions. Sir Shridath S. Ramphal, a director of the Company, is a partner of Global Partners.

  In March 1996, the Company acquired an option from an independent third party to acquire various rights to a license granted by the Federal Communications Commission after public auction to provide multi-channel, multi-point distribution service in the U.S. Virgin Islands, and the Company began planning to offer wireless distribution of television programming under such license. On or about July 31, 1996, the Board of Directors concluded that this project did not constitute an appropriate investment of ATN's efforts and resources, and Mr. Prior purchased all of ATN's rights to the license and the project for approximately $1.2 million plus an assumption of certain ongoing obligations of the Company in the project. The purchase price approximated the aggregate amount spent by the Company in the project. The purchase price is evidenced by a promissory note of Mr. Prior, which bears interest at the prime rate and is currently due to mature upon the closing of the split-up of the Company into two separate public companies, one controlled by Mr. Prior and one by Mr. Prosser, which was publicly announced in January 1997. The note is partially secured by a 9.58% note of the Company to Mr. Prior in the unpaid principal amount of $222,000, which becomes due and payable on the same date.

                               PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return on the Company's Common Stock (assuming reinvestment of dividends) from January 1, 1992 through December 31, 1996 with the cumulative total return of the Standard & Poor's 500 Index and the cumulative total return of the common stocks of a peer group of companies consisting of Alliance Communications, Frontier Corporation, Cincinnati Bell, Inc. and Southern New England Telecommunications
Corporation:

                          ATLANTIC TELE-NETWORK, INC.
                COMPARISON OF FIVE-YEAR COMULATIVE TOTAL RETURN

                                   [GRAPHIC]

                                  1991    1992    1993    1994    1995    1996
                                ------- ------- ------- ------- ------- -------
Atlantic Tele-Network, Inc. ... $100.00 $ 96.04 $ 58.57 $ 35.19 $ 44.44 $ 62.68
Peer Group Index .............. $100.00 $109.90 $124.65 $118.58 $178.35 $209.60
S&P 500 ....................... $100.00 $107.61 $118.41 $120.01 $164.95 $202.72

II. RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

  The Audit Committee of the Board of Directors and the Board of Directors have recommended the employment of Deloitte & Touche as independent accountants of the Company for 1997. The firm has served as the Company's independent accountants since the year ended December 31, 1988. The firm has no direct or indirect financial interests in the Company or any of its parents or subsidiaries. Representatives of the firm are expected to be present at the Annual Meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

  Your Board of Directors recommends a vote FOR the proposal to ratify the selection of Deloitte & Touche.

III. STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

  All suggestions from stockholders are given careful attention. Proposals intended for consideration at next year's Annual Meeting of Stockholders should be sent to the Company's Secretary at Chase Financial Center, P.O. Box 1730, St. Croix, U.S. Virgin Islands 00821 and must be received by December 29, 1997. Such proposals may be included in next year's proxy materials if they comply with certain rules and regulations promulgated by the SEC.

IV. OTHER MATTERS

  While management knows of no other issues, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their judgment on such matters.

                                          By Order of the Board of Directors

                                          Jeffrey J. Prosser
                                          Secretary

April 17, 1997

------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. ELECTION OF DIRECTORS  FOR all nominees  [_]  WITHHOLD AUTHORITY to vote    [_]    EXCEPTIONS* (as marked  [_]
                          listed below           for all nominees listed below        to the contrary below)

   Cornelius B. Prior, Jr., Jeffrey J. Prosser, John P. Raynor, Andrew F. Lane, Robert A. R. Maclennan and Sir Shridath Ramphal.
   INSTRUCTION: To withhold authority  to vote for any individual nominees mark the "Exceptions" box and write that nominee's name on the space provided below.
  *EXCEPTIONS_____________________________________________________________________________________________________________________

2. Approval of Deloitte & Touche as independent accountants.       FOR  [_]    AGAINST  [_]    ABSTAIN  [_]

-----------------------------------------------------------------------------------------------------------------------------------
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

                                                                                             Change of Address and/or   [_]
                                                                                             Comments Mark Here


                                                                                Please sign exactly as your name appears hereon.
                                                                                Joint owners should each sign. When signing as
                                                                                attorney, executor, administrator, trustee or
                                                                                guardian, please give full title as such.

                                                                                Dated:__________________________, 1997

                                                                                _____________________________________
                                                                                             Signature

                                                                                _____________________________________
                                                                                             Signature

                                                                                     Votes MUST be indicated  [X]
 Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.          (X) in Black or Blue ink.

-------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          ATLANTIC TELE-NETWORK, INC.

                                     PROXY

         This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby authorizes Cornelius B. Prior, Jr., Jeffrey J. Prosser and Craig A. Knock, or any of them, with full power of substitution, to represent the undersigned and to vote all Common Stock of ATLANTIC TELE-NETWORK, INC. which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on April 30, 1997, and at any adjournment thereof, as indicated and in their discretion upon other matters as may properly come before the meeting.

     You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card. The Board of Directors recommends a vote FOR proposals 1 and 2.

     Please sign on the reverse side of this card and return it promptly in the enclosed return envelope to The Bank of New York, Proxy Department, New York, NY 10203-0029.


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                       (Continued, and to be signed and dated, on reverse side.)